AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, dated as of April 30, 2014, amended as of November 7, 2014, between The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a “Company” and collectively, the “Companies”) on behalf of each series of the Companies (each a “Fund” and collectively, the “Funds”) and Hartford Funds Management Company, LLC (the “Adviser”).

WHEREAS, the Adviser has been appointed the investment adviser of each of the Funds pursuant to an Investment Management Agreement between each Company, on behalf of the Funds, and the Adviser; and

WHEREAS, each Company and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Company and the Adviser hereby agree as follows:

1.                                      For the period commencing March 1, 2014 through February 28, 2015, the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule A.

2.                                      For the period commencing March 1, 2014 through February 28, 2015, the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense, brokerage commissions and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule B.

3.                                      For the period commencing March 1, 2014 through February 28, 2015, the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule C.

4.                                      For the period commencing on December 14, 2013 through February 28, 2015, the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses, any performance fee adjustment and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule D.

5.                                      For the period commencing May 1, 2014 through February 29, 2016, the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule E.

6.                                      For the period commencing May 30, 2014 through February 29, 2016, the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense,

brokerage commissions, acquired fund fees and expenses and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule F.

7.                                      For the period commencing September 2, 2014 through February 29, 2016 the Adviser hereby agrees to reimburse Fund expenses exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses on short sales and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule G.

8.                                      For the period commencing November 7, 2014 through February 29, 2016 the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule H.

9.                                      The reimbursement described in Sections 1, 2, 3, 4, 5, 6, 7 and 8 above are not subject to recoupment by the Adviser.

10.                               The Adviser understands and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Companies on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund’s expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

11.                               This Agreement shall renew automatically for one-year terms unless the Adviser provides written notice of termination prior to the start of such term.

12.                               This Agreement may be amended or modified by mutual consent of the Adviser and the Board of Directors of the respective Company at any time prior to the expiration date of the Agreement.

13.          This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

Name:	/s/ Vernon J. Meyer
Vernon J. Meyer
Title:	Vice President

THE HARTFORD MUTUAL FUNDS II, INC.

Name:	/s/ Vernon J. Meyer
Vernon J. Meyer
Title:	Vice President

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

Name:	/s/ Gregory A. Frost
Gregory A. Frost
Title:	Chief Financial Officer

SCHEDULE A

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Balanced Fund	Class A: 1.18% Class R3: 1.40% Class R4: 1.10% Class R5: 0.80%
The Hartford Disciplined Equity Fund	Class A: 1.35% Class B: 2.10% Class C: 2.10% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class Y: 0.85%
Hartford Duration-Hedged Strategic Income Fund	Class A: 1.15% Class C: 1.90% Class I: 0.90% Class R3: 1.45% Class R4: 1.15% Class R5: 0.85% Class Y: 0.75%
The Hartford Emerging Markets Research Fund	Class A: 1.75% Class C: 2.50% Class I: 1.50% Class R3: 1.95% Class R4: 1.65% Class R5: 1.35% Class Y: 1.30%
The Hartford Floating Rate Fund	Class A: 1.00%(1) Class B: 1.75%(1) Class C: 1.75%(1) Class I: 0.75%(1) Class R3: 1.25%(1) Class R4: 1.00%(1) Class R5: 0.70%(2) Class Y: 0.70%(2)
The Hartford Floating Rate High Income Fund	Class A: 1.05% Class C: 1.80% Class I: 0.80% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75% Class Y: 0.75%
The Hartford Global All-Asset Fund	Class A: 1.25% Class C: 2.00% Class I: 1.00% Class R3: 1.50% Class R4: 1.20% Class R5: 0.95% Class Y: 0.90%

Hartford Global Capital Appreciation Fund (formerly known as The Hartford Capital Appreciation II Fund)	Class A: 1.25% Class B: 2.00% Class C: 2.00% Class I: 1.00% Class R3: 1.35% Class R4: 1.05% Class R5: 0.95% Class Y: 0.90%
The Hartford Global Real Asset Fund	Class A: 1.35% Class C: 2.10% Class I: 1.10% Class R3: 1.60% Class R4: 1.30% Class R5: 1.05% Class Y: 1.00%

The Hartford Healthcare Fund	Class A: 1.60% Class B: 2.35% Class C: 2.35% Class I: 1.35% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class Y: 1.00%
The Hartford High Yield Fund	Class A: 1.05% Class B: 1.80% Class C: 1.80% Class I: 0.80% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75% Class Y: 0.70%
The Hartford Inflation Plus Fund	Class A: 0.85%(3) Class B: 1.60%(3) Class C: 1.60%(3) Class I: 0.60%(3) Class R3: 1.20%(3) Class R4: 0.90%(3) Class R5: 0.60%(3) Class Y: 0.55%(3)
Hartford International Capital Appreciation (formerly known as The Hartford Diversified International Fund)	Class A: 1.45% Class B: 2.20% Class C: 2.20% Class I: 1.20% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class Y: 1.00%
The Hartford International Growth Fund	Class A: 1.55% Class B: 2.30% Class C: 2.30% Class I: 1.30% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00%

Class Y: 0.95%
The Hartford International Small Company Fund	Class A: 1.60% Class B: 2.35% Class C: 2.35% Class I: 1.35% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class Y: 1.00%
The Hartford International Value Fund	Class A: 1.40% Class C: 2.15% Class I: 1.15% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00% Class Y: 0.95%
The Hartford MidCap Value Fund	Class A: 1.35% Class B: 2.10% Class C: 2.10% Class I: 1.10% Class R3: 1.55% Class R4: 1.25% Class R5: 0.95% Class Y: 0.90%
The Hartford Municipal Opportunities Fund	Class A: 0.90% Class B: 1.65% Class C: 1.65% Class I: 0.65%
The Hartford Municipal Real Return Fund	Class A: 0.85%(4) Class B: 1.60%(4) Class C: 1.60%(4) Class I: 0.60%(4) Class Y: 0.60%(4)
The Hartford Quality Bond Fund	Class A: 0.95% Class C: 1.70% Class I: 0.70% Class R3: 1.25% Class R4: 0.95% Class R5: 0.65% Class Y: 0.60%
Hartford Real Total Return Fund	Class A: 1.70% Class C: 2.45% Class I: 1.45% Class R3: 2.00% Class R4: 1.70% Class R5: 1.40% Class Y: 1.30%
The Hartford Short Duration Fund	Class A: 0.85%(5) Class B: 1.60%(5) Class C: 1.60%(5) Class I: 0.60%(5) Class R3: 1.15% Class R4: 0.85% Class R5: 0.55% Class Y: 0.55%(5)

The Hartford Small/Mid Cap Equity Fund	Class A: 1.30% Class B: 2.05% Class C: 2.05% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class Y: 0.85%
The Hartford Unconstrained Bond Fund	Class A: 0.99%(6) Class B: 1.74%(6) Class C: 1.74%(6) Class I: 0.74% Class R3: 1.29% Class R4: 0.99% Class R5: 0.69% Class Y: 0.69%(6)
The Hartford Value Opportunities Fund	Class A: 1.35%(7) Class B: 2.10%(7) Class C: 2.10%(7) Class I: 1.10%(7) Class R3: 1.55%(7) Class R4: 1.25%(7) Class R5: 0.95%(7) Class Y: 0.90%(7)

(1) The expense cap figure noted in the table above is permanent.

(2) For Class R5 and Class Y shares of The Hartford Floating Rate Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above.  Class R5 and Class Y Shares of The Hartford Floating Rate Fund are also subject to a permanent expense cap of 0.85% and 0.75%, respectively.

(3) For Class A, Class B, Class C, Class I, Class R3, Class R4, Class R5 and Class Y shares of The Hartford Inflation Plus Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above. Class A, Class B, Class C, Class I, Class R3, Class R4, Class R5 and Class Y Shares of The Hartford Inflation Plus Fund are also subject to a permanent expense cap of 1.00%, 1.75%, 1.75%, 0.75%, 1.25%, 1.00%, 0.85% and 0.75%, respectively.

(4) For Class A, Class B, Class C, Class I, and Class Y shares of The Hartford Municipal Real Return Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above. Class A, Class B, Class C, Class I and Class Y Shares of The Hartford Municipal Real Return Fund are also subject to a permanent expense cap of 1.00%, 1.75%, 1.75%, 0.75%,  and 0.75%, respectively.

(5) For Class A, Class B, Class C, Class I and Class Y shares of The Hartford Short Duration Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above. Class A, Class B, Class C, Class I and Class Y Shares of The Hartford Short Duration Fund are also subject to a permanent expense cap of 1.00%, 1.75%, 1.75%, 0.75% and 0.75%, respectively.

(6) For Class A, Class B, Class C, Class I, Class R3, Class R4, Class R5 and Class Y shares of The Hartford Unconstrained Bond Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above. Class A, Class B, Class C and Class Y Shares of The Hartford Unconstrained Bond Fund are also subject to a permanent expense cap of 1.00%, 1.75%, 1.75% and  0.75%, respectively.

(7) For Class A, Class B, Class C, Class I, Class R3, Class R4, Class R5 and Class Y of The Hartford Value Opportunities Fund, the Adviser, through February 28, 2015, has contractually agreed to reimburse expenses (exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual operating expenses as follows: 1.22% (Class A), 1.92% (Class B), 1.92% (Class C), 1.00% (Class I), 1.45% (Class R3), 1.15% (Class R4), 0.85% (Class R5) and 0.80% (Class Y).

SCHEDULE B

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Checks and Balances Fund	Class A: 1.25% Class B: 2.00% Class C: 2.00% Class I: 1.00% Class R3: 1.40% Class R4: 1.10% Class R5: 0.80%
The Hartford Conservative Allocation Fund	Class A: 1.35% Class B: 2.10% Class C: 2.10% Class I: 1.10% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00%
The Hartford Growth Allocation Fund	Class A: 1.50% Class B: 2.25% Class C: 2.25% Class I: 1.25% Class R3: 1.70% Class R4: 1.40% Class R5: 1.10%
Hartford Moderate Allocation Fund (formerly known as The Hartford Balanced Allocation Fund)	Class A: 1.40% Class B: 2.15% Class C: 2.15% Class I: 1.15% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05%

SCHEDULE C

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Emerging Markets Local Debt Fund	Class A: 1.35%(1) Class C: 2.10%(1) Class I: 1.10%(1) Class R3: 1.65%(1) Class R4: 1.35%(1) Class R5: 1.05%(1) Class Y: 1.00%(1)

(1) For Class A, Class C, Class I, Class R3, Class R4, Class R5 and Class Y of The Hartford Emerging Markets Local Debt Fund, the Adviser, through February 28, 2015, has contractually agreed to reimburse expenses (exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual operating expenses as follows: 1.25% (Class A), 2.00% (Class C), 1.00% (Class I), 1.55% (Class R3), 1.25% (Class R4), 0.95% (Class R5) and 0.90% (Class Y).

SCHEDULE D

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Global Alpha Fund	Class A: 1.55% Class C: 2.30% Class I: 1.30% Class R3: 1.85% Class R4: 1.55% Class R5: 1.25% Class Y: 1.20%

SCHEDULE E

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Multi-Asset Income Fund	Class A: 1.12% Class C: 1.87% Class I: 0.87% Class R3: 1.42% Class R4: 1.12% Class R5: 0.93% Class Y: 0.83%

SCHEDULE F

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Global Equity Income Fund (formerly known as The Hartford Global Research Fund)	Class A: 1.25% Class B: 2.00% Class C: 2.00% Class I: 1.00% Class R3: 1.45% Class R4: 1.15% Class R5: 0.85% Class Y: 0.80%

SCHEDULE G

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Long/Short Global Equity Fund	Class A: 1.90% Class C: 2.65% Class I: 1.65% Class Y: 1.50%

SCHEDULE H

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Balanced Income Fund	Class A: 0.99% Class B: 1.74% Class C: 1.74% Class I: 0.74% Class R3: 1.24% Class R4: 0.94% Class R5: 0.69% Class R6: 0.64% Class Y: 0.64%
The Hartford Capital Appreciation Fund	Class A: 1.29% Class I: 1.04% Class R3: 1.40% Class R4: 1.10% Class R5: 0.80% Class R6: 0.75%
The Hartford Dividend and Growth Fund	Class A: 1.25% Class I: 1.00% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75% Class R6: 0.70%
The Hartford Equity Income Fund	Class A: 1.25% Class B: 2.00% Class C: 2.00% Class I: 1.00% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class R6: 0.85% Class Y: 0.85%
The Hartford Growth Opportunities Fund	Class A: 1.36%(1) Class B: 2.11%(1) Class C: 2.11%(1) Class I: 1.11%(1) Class R3: 1.45%(1) Class R4: 1.15%(1) Class R5: 0.85%(1) Class R6: 0.85%(1) Class Y: 0.85%(1)
The Hartford International Opportunities Fund	Class A: 1.30% Class B: 2.05% Class C: 2.05% Class I: 1.05% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class R6: 0.85% Class Y: 0.85%

The Hartford MidCap Fund	Class A: 1.37% Class I: 1.12% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class R6: 0.85%
The Hartford Small Company Fund	Class A: 1.40% Class B: 2.15% Class C: 2.15% Class I: 1.15% Class R3: 1.55% Class R4: 1.25% Class R5: 0.95% Class R6: 0.90% Class Y: 0.90%
The Hartford SmallCap Growth Fund	Class A: 1.40% Class B: 2.15% Class C: 2.15% Class I: 1.15% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00% Class R6: 0.95% Class Y: 0.95%
The Hartford Strategic Income Fund	Class A: 0.95% Class B: 1.70% Class C: 1.70% Class I: 0.70% Class R3: 1.25% Class R4: 0.95% Class R5: 0.65% Class R6: 0.60% Class Y: 0.60%
The Hartford Total Return Bond Fund	Class A: 0.87%(2) Class B: 1.62%(2) Class C: 1.62%(2) Class I: 0.62%(2) Class R3: 1.17%(2) Class R4: 0.87%(2) Class R5: 0.57%(2) Class R6: 0.52% Class Y: 0.52%(2)
The Hartford World Bond Fund	Class A: 1.05% Class C: 1.80% Class I: 0.80% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75% Class R6: 0.70% Class Y: 0.70%

(1) The Adviser, through February 28, 2015, has contractually agreed to reimburse expenses (exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual operating expenses as follows: 1.19% (Class A), 2.05% (Class B), 2.05% (Class C), 0.92% (Class I), 1.45% (Class R3), 1.15% (Class R4), 0.85% (Class R5), 0.85% (R6) and 0.85% (Class Y).

(2) The Adviser has permanently agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses as follows 1.00% (Class A), 1.75% (Class B), 1.75% (Class C), 0.75% (Class I), 1.25% (Class R3), 1.00% (Class R4), 0.85% (Class R5) and 0.75% (Class Y).